UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2017

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, and in connection with its ongoing efforts to achieve an orderly succession plan, Chart Industries, Inc. (the “Company”), determined that effective as of October 26, 2017 (the “Effective Date”), Robert H. Wolfe will step down from his position as the Company’s Vice President, General Counsel and Secretary. DeWayne Youngberg, formerly the general counsel of Hudson Products Corporation (“Hudson Products”), will become the Company’s Vice President, General Counsel and Secretary as of the Effective Date. The Company acquired Hudson Products on September 20, 2017.

The Company and Mr. Wolfe are parties to an Employment Agreement, dated as of November 4, 2016 (the “Employment Agreement”). The Employment Agreement has been terminated as of the Effective Date, and Mr. Wolfe’s departure is being treated as a termination by the Company without cause for purposes of the consideration Mr. Wolfe will receive from the Company pursuant to the Employment Agreement in connection with his departure.

Furthermore, Mr. Wolfe and the Company entered into a Consulting Agreement (the “Consulting Agreement”), effective as of the Effective Date, whereby Mr. Wolfe has agreed to provide consulting services and advice to the Company from time to time during the one-year period commencing on the Effective Date and ending on the first anniversary of the Effective Date. For his services under the Consulting Agreement, Mr. Wolfe will receive a monthly fee of $8,333 per month for 33.3 hours of work per month, and an hourly fee of $250 per hour for any work performed in excess of 33.3 hours per month. The Consulting Agreement provides that Mr. Wolfe will receive at least $100,000 in such fees for services rendered over the term of the Consulting Agreement, so long as Mr. Wolfe provides continuous service to the Company through the first anniversary of the Effective Date. The Consulting Agreement also contains customary covenants, terms and conditions, including provisions concerning confidentiality and limitation of liability.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to and qualified in its entirety by Exhibit 10.1 filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, effective as of October 26, 2017, by and between the Company and Robert H. Wolfe.

Exhibit Index

Exhibit Number	Description

10.1	Consulting Agreement, effective as of October 26, 2017, by and between the Company and Robert H. Wolfe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
(Registrant)
Date October 26, 2017

/s/ Jillian C. Evanko
Jillian C. Evanko Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer